UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE

Wednesday, July 22, 2020

UFP Industries Reports Record Net Earnings for Second Quarter
- Diluted EPS up 23 percent, EBITDA up 22 percent –

GRAND RAPIDS, Mich., Wednesday, July 22, 2020 – UFP Industries, Inc. (Nasdaq: UFPI) today announced record net earnings attributable to controlling interest of $66.5 million for the second quarter of 2020, as well as record EPS of $1.08 per diluted share, a 23 percent increase over the same period of 2019.

“I am very grateful that our operations were deemed essential and we were able to continue to serve customers during the second quarter,” said CEO Matthew J. Missad. “I am also grateful to our customers, many of whom continued to operate by finding new ways to serve the public and keep their employees safe. Their extraordinary efforts contributed to the success we experienced in the second quarter.

“While virus-related shutdowns negatively impacted our industrial and construction segments in ways we expected, the increase in home improvement activity resulting from stay-at-home orders benefited our retail segment. Conditions improved as we progressed through the second quarter, as demand in our retail segment accelerated sharply while the headwinds in our industrial and construction segments eased. Overall, our results once again validate our balanced business model and diverse product portfolio, which combine to mitigate the risk of a decline in a single market.

“We experienced much greater than expected demand for our home improvement products, and I give credit to our managers, treating and production teams, and buyers who worked tirelessly to fill customer orders and continue to do so. Our decentralized, entrepreneurial model empowers our local leaders with the decision-making authority they need to respond quickly to market changes, and our experienced team answered the call again, just as they have during other challenging times. They rapidly adapted to the changes in the markets they serve and made the changes necessary to keep our employees safe.”

The company continues to execute strategies to grow and enhance its value-added service and product offering, including:

●	The company recently acquired T&R Lumber, which manufactures and distributes a range of products used primarily by nurseries, including tree boxes, plastic containers, stakes and trellises.
●	New product sales grew 6 percent, driven by retail sales, which grew nearly 16 percent

UFP Industries, Inc.

UFP Industries maintains a disciplined and balanced approach to capital allocation with ample availability for growth and to return to shareholders. The company’s long-term credit facilities and cash currently provide over $562 million in available liquidity, and it continues to maintain a strong pipeline of acquisition targets. Additionally, on July 22, 2020, the company’s board approved a quarterly dividend payment of 12.5 cents a share, a prorated 25 percent increase over the dividends paid in 2019. The dividend is payable on September 15, 2020, to shareholders of record on September 1, 2020. During the first quarter, the company repurchased 750,000 shares of its common stock at an average price of $38.62; it is authorized to repurchase an additional 1.1 million shares.

Second Quarter 2020 Highlights (comparisons on a year-over-year basis):

-	Earnings from operations of $92.4 million were up 24 percent, and net earnings attributable to controlling interest of $66.5 million were up 22 percent
-	EBITDA of $110.4 million increased by 22 percent
-	Net sales of $1.24 billion; higher lumber prices contributed 3 percent in net sales which was substantially offset by a 3 percent decrease in units sold
-	Operating cash flow more than doubled to $147.2 million for the first six months of 2020, up 107 percent over the same period of 2019
-	Cash reserves exceed debt by almost $37 million

By business segment, the company reported the following second-quarter results:

UFP Retail

●	$609.2 million in net sales, up 26 percent over the second quarter of 2019. Retail unit sales increased 22 percent, with higher selling prices increasing sales by 4 percent. The following business units drove unit sales growth: Home and Décor (up 72 percent); ProWood (up 27 percent); Fence, Lawn and Garden (up 23 percent); and UFP-Edge (up 9 percent). Retail sales growth accelerated as the second quarter progressed, with year-over-year sales increasing from 3 percent higher in April to 47 percent higher in June.

UFP Industrial

●	$224.4 million in net sales, down 23 percent from the second quarter of 2019. Unit sales decreased 27 percent, while higher selling prices contributed a 4 percent increase in gross sales. Industrial sales showed steady improvement as the second quarter progressed, with year-over-year sales improving from 32 percent lower in April to 14 percent lower in June.

UFP Construction

●	$359.2 million in net sales, down 13 percent from the second quarter of 2019, due to a 16 percent decrease in unit sales and a 3 percent increase in selling prices. Unit sales fell in all business units: Concrete Forming (down 5 percent), Site Built (down 15 percent), Commercial (down 19 percent), and Factory Built (down 20 percent). Construction sales showed steady improvement as the second quarter progressed, with year-over-year sales improving from 19 percent lower in April to 6 percent lower in June.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, July 23, 2020. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547 and internationally at 213-660-0879. Use conference pass code 6095819. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through July 25, 2020, at 855-859-2056 or 404-537-3406.

UFP Industries, Inc.

UFP Industries, Inc. (formerly Universal Forest Products, Inc.)

UFP Industries is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2020/2019

		Quarter Period				Year to Date
(In thousands, except per share data)		2020		2019		2020		2019
NET SALES		$1,242,001	100%	$1,239,817	100%	$2,274,063	100%	$2,254,943	100%

COST OF GOODS SOLD		1,037,070	83.5	1,053,091	84.9	1,901,896	83.6	1,913,950	84.9

GROSS PROFIT		204,931	16.5	186,726	15.1	372,167	16.4	340,993	15.1

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES		113,781	9.2	112,891	9.1	223,121	9.8	218,207	9.7
OTHER	`	(1,209)	(0.1)	(402)	—	(1,944)	(0.1)	103	—

EARNINGS FROM OPERATIONS		92,359	7.4	74,237	6.0	150,990	6.6	122,683	5.4

OTHER EXPENSE, NET		(992)	(0.1)	1,725	0.1	3,747	0.2	2,592	0.1

EARNINGS BEFORE INCOME TAXES		93,351	7.5	72,512	5.8	147,243	6.5	120,091	5.3

INCOME TAXES		23,657	1.9	17,367	1.4	36,979	1.6	28,944	1.3

NET EARNINGS		69,694	5.6	55,145	4.4	110,264	4.8	91,147	4.0

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST		(3,231)	(0.3)	(630)	(0.1)	(3,642)	(0.2)	(1,092)	—

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST		$66,463	5.4	$54,515	4.4	$106,622	4.7	$90,055	4.0

EARNINGS PER SHARE - BASIC		$1.08		$0.88		$1.73		$1.46

EARNINGS PER SHARE - DILUTED		$1.08		$0.88		$1.73		$1.46

COMPREHENSIVE INCOME		72,533		55,616		104,547		92,991

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST		(3,356)		(791)		(1,432)		(1,477)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST		$69,177		$54,825		$103,115		$91,514

UFP Industries, Inc.

SUPPLEMENTAL SALES AND SG&A DATA
(In thousands)	Quarter Period				Year to Date
Segment Classification	2020		2019	%	2020		2019	%
Retail	$ $ 609,190		$482,090	26.4%	$961,351		$815,190	17.9%
Industrial	224,379		291,245	-23.0%	480,922		566,004	-15.0%
Construction	359,170		414,825	-13.4%	740,325		779,962	-5.1%
All Other	49,411		52,669	-6.2%	91,804		94,779	-3.1%
Corporate	(149)		(1,012)	-85.3%	(339)		(992)	-65.8%
Total Net Sales	$1,242,001		$1,239,817	0.2%	$2,274,063		$2,254,943	0.8%

	2020	% of Sales	2019	% of Sales	2020	% of Sales	2019	% of Sales
SG&A, Excluding Bonus Expense	$85,884	6.9%	$94,620	7.6%	$181,232	8.0%	$187,554	8.3%
Bonus Expense	27,897	2.2%	18,271	1.5%	41,889	1.8%	30,653	1.4%
Total SG&A	$113,781	9.2%	$112,891	9.1%	$223,121	9.8%	$218,207	9.7%

SG&A, Excluding Bonus Expense as a Percentage of Gross Profit	41.9%		50.7%		48.7%		55.0%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 2020/2019

(In thousands)
ASSETS	2020	2019	LIABILITIES AND EQUITY	2020	2019

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$200,546	$20,497	Cash overdraft	$—	$24,972
Restricted cash	724	1,024	Accounts payable	199,338	189,649
Investments	19,195	16,776	Accrued liabilities	233,088	164,812
Accounts receivable	522,930	483,263	Current portion of debt	2,786	173
Inventories	459,424	528,680
Other current assets	33,786	46,868

TOTAL CURRENT ASSETS	1,236,605	1,097,108	TOTAL CURRENT LIABILITIES	435,212	379,606

OTHER ASSETS	120,464	111,175
INTANGIBLE ASSETS, NET	299,963	273,804	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	161,057	187,471
			OTHER LIABILITIES	123,014	100,349
PROPERTY, PLANT AND EQUIPMENT, NET	401,576	368,572	EQUITY	1,339,325	1,183,233

TOTAL ASSETS	$2,058,608	$1,850,659	TOTAL LIABILITIES AND EQUITY	$2,058,608	$1,850,659

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED

JUNE 2020/2019

(In thousands)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$110,264	$91,147
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	31,330	29,200
Amortization of intangibles	3,129	2,946
Expense associated with share-based and grant compensation arrangements	2,303	2,209
Deferred income taxes (credit)	290	(536)
Unrealized loss (gain) on investment and other	473	(1,518)
Net gain on disposition and impairment of assets	(271)	(321)
Changes in:
Accounts receivable	(155,554)	(139,468)
Inventories	25,983	28,008
Accounts payable and cash overdraft	57,017	49,947
Accrued liabilities and other	72,246	9,334
NET CASH FROM OPERATING ACTIVITIES	147,210	70,948

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(46,730)	(42,477)
Proceeds from sale of property, plant and equipment	644	977
Acquisitions and purchase of noncontrolling interest, net of cash received	(18,689)	(5,034)
Purchases of investments	(20,094)	(4,859)
Proceeds from sale of investments	18,339	3,667
Other	318	(10)
NET CASH USED IN INVESTING ACTIVITIES	(66,212)	(47,736)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	6,759	393,434
Repayments under revolving credit facilities	(6,498)	(408,027)
Repayments of debt	(3,077)	(3,061)
Proceeds from issuance of common stock	697	542
Dividends paid to shareholders	(15,374)	(12,271)
Distributions to noncontrolling interest	(299)	(900)
Repurchase of common stock	(29,212)	—
Other	32	28
NET CASH USED IN FINANCING ACTIVITIES	(46,972)	(30,255)

Effect of exchange rate changes on cash	(1,422)	366
NET CHANGE IN CASH AND CASH EQUIVALENTS	32,604	(6,677)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	168,666	28,198

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$201,270	$21,521

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$168,336	$27,316
Restricted cash, beginning of period	330	882
All cash and cash equivalents, beginning of period	$168,666	$28,198

Cash and cash equivalents, end of period	$200,546	$20,497
Restricted cash, end of period	724	1,024
All cash and cash equivalents, end of period	$201,270	$21,521

UFP Industries, Inc.

EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2020/2019

	Quarter Period		Year to Date
(In thousands)	2020	2019	2020	2019
Net earnings	$69,694	$55,145	$110,264	$91,147
Interest expense	1,898	2,407	3,805	4,867
Interest and investment income	(189)	(512)	(530)	(757)
Income taxes	23,657	17,367	36,979	28,944
Expenses associated with share-based compensation arrangements	859	922	2,303	2,209
Net gain on disposition and impairment of assets	14	(199)	(271)	(321)
Unrealized loss (gain) on investments	(2,701)	(170)	472	(1,518)
Depreciation expense	15,613	14,725	31,330	29,200
Amortization of intangibles	1,558	1,094	3,129	2,946
EBITDA	$110,403	$90,779	$187,481	$156,717

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AS A PERCENTAGE OF SALES

CURRENT YEAR’S SALES STATED AT LAST YEAR’S SELLING PRICES (UNAUDITED)

FOR THE SIX MONTHS ENDED - JUNE 2020/2019

	Quarter Period
	Actual	Sales Adjusted to Last Year's Selling Price	Actual
	2020	2020	2019

NET SALES	100.0%	100.0%	100.0%
COST OF GOODS SOLD	83.5	83.0	84.9
GROSS PROFIT	16.5	17.0	15.1
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9.2	9.5	9.1
OTHER	(0.1)	(0.1)	-
EARNINGS FROM OPERATIONS	7.4	7.7	6.0
OTHER EXPENSE, NET	(0.1)	(0.1)	0.1
EARNINGS BEFORE INCOME TAXES	7.5	7.8	5.8
INCOME TAXES	1.9	2.0	1.4
NET EARNINGS	5.6	5.8	4.4
LESS NET EARNINGS ATTRIBUTABLE TO
NONCONTROLLING INTEREST	(0.3)	(0.3)	(0.1)
NET EARNINGS ATTRIBUTABLE TO
CONTROLLING INTEREST	5.4%	5.5%	4.4%

Note: Actual percentages are calculated and may not sum to total due to rounding.

2020 NET SALES	$1,242,001
2020 SELL PRICE INCREASE	(3.00)%
INCREASE IN 2020 NET SALES DUE TO SELL PRICE INCREASE	$(37,260)
ACTUAL 2020 NET SALES	1,242,001
ADJUSTED 2020 NET SALES	$1,204,741

ACTUAL 2020 COST OF GOODS SOLD	$1,037,070
PLUS DIFFERENCE IN NET SALES (ABOVE)	(37,260)
ADJUSTED 2020 COST OF GOODS SOLD	$999,810